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                                                                 EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-00000) pertaining to the Sunrise Assisted Living, Inc. 1996 Directors' Stock Option Plan, as amended, of our report dated March 4, 1998 with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Washington, D.C.
June 16, 1998